Exhibit 10.48
                                                                         Summary

  Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen
      Longgang Branch, Agricultural Bank of China dated September 27, 2005.

              Shenzhen Longgang Nong Ying Jie Zi 81101200500001395

Borrower: Shenzhen BAK Battery Co., Ltd.
Lender: Shenzhen Longgang Branch, Agricultural Bank of China

In accordance with relevant laws and regulations of PRC, the Parties have reached the following agreement through friendly negotiation.

Article 1. Loan

1.   Type: short-term working capital loan;

2.   Purpose: purchase of raw materials;

3.   Currency and amount: RMB Nine Million Yuan;

4.   Term:

     (1)  the term of the loan is as follows:

------------------------------------------ -------------------------------------
           Granting of the loan                   Maturity of the Loan
------------------------------------------ -------------------------------------
        Date                  Amount             Date              Amount
------------------- ---------------------- ---------------- --------------------
 27 September 2005      RMB 9million yuan   27 March 2006    RMB 9 million yuan
------------------- ---------------------- ---------------- --------------------

     (2) In case of any discrepancy between this Agreement and the loan credence concerning the loan amount, date of granting, maturity date, the loan credence shall prevail. The loan credence is an integral part to this Agreement and has the same legal effect as this Agreement.

     (3) If the loan under this Agreement is in foreign currency, the Borrower shall repay the principal and interest of the loan in the original foreign currency.

5.   Interest rate

The annual interest rate is 5.22% until the maturity date of the loan.


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6.   Payment of interest

The interest shall be paid monthly on 20th day of each month. The Borrower shall pay the interest on this interest payment day. If the date of repayment of the last installment of the principal is not the interest payment day, the unpaid interest shall be paid with the last installment of principal at a daily interest rate equivalent to one thirtieth of the monthly interest rate.

Article 2. The Lender is entitled to withhold the loan unless all of the following requirements are met:

1.   The Borrower opens its basic account in the Lender;

2. The Borrower provides all necessary documentations, materials and go through all procedures as required by the Lender;


3. In case that the loan is in foreign currency, the Borrower shall go through all the legal procedures for approval, registration etc. in accordance with the relevant laws and regulations;

4. In case that the mortgage or pledge is required for the loan under this Agreement, the relevant legal procedures such as registration and/or insurance etc. have been completed and the said security and insurance are continuously valid. In case that the guaranty is required, the relevant guaranty agreement has been signed and become effective.

Article 3. Rights and Obligations of Lender

1. The Lender is entitled to know the production, operation, financial activities, material storage, usage of the loan etc. of the Borrower. The Lender is also entitled to demand the Borrower to regularly provide the relevant documentation, information and materials such as the financial report etc.

2. In case of any negative circumstance which may impair the timely repayment of the loan, including but not limited to the circumstances stated in 7, 8, 10 of Article 4 of this Agreement, the Lender is entitled to withhold the granting of the loan or demand prepayment of the loan.

3. The Lender is entitled to transfer the relevant amount from any account of the Borrower for repayment or prepayment of principal, interest, penalty interest, compound interest or other fees owed by the Borrower.



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4.   In case that the payment  made by the  Borrower is not  sufficient  for all indebtedness of the Borrower under this Agreement, the Lender is entitled to use such payment for settlement of principal, interest, penalty interest, compound interest or other fee.

5. The Lender is entitled to disclose the default by the borrower to the public.

6. The Lender shall grant the loan to the Borrower timely and in full amount in accordance with this Agreement.

Article 4 Rights and Obligations of Borrower

1. The Borrower is entitled to receive and use the loan in accordance with this Agreement.

2. The Borrower shall use the bank account stated under Article 2 of this Agreement for the purpose of payment, settlement and deposit related to the loan under this Agreement.

3. In case that the loan is in foreign currency, the Borrower shall go through all the legal procedures for approval, registration etc. in accordance with the relevant laws and regulations.

4. The Borrower shall repay the principal and interest of the loan in time. In case that the Borrower wishes to extend the loan term, the Borrower shall submit a written application to the Lender 15 days before the maturity date and shall sign the extension agreement with the Lender subject to the approval by the Lender.

5. The Borrower shall use the loan for the agreed purpose and shall not embezzle or use the loan for other purpose.

6. The Borrower shall provide the truthful, complete and valid financial report and other relevant information, materials to the Lender monthly and shall cooperate with the Lender to assist the Lender to supervise the business operation, financial activities and usage of the loan by the Borrower.

7. In case of contractual management, lease, transformation of stock system, co-management, merger, acquisition, division, joint venture, asset transfer, application for cease of operation, application for dissolution, application for bankruptcy etc. of the Borrower which may cause the change of indebtedness under this Agreement or impair the realization of its rights by the Lender, the Borrower shall give prior written notification to the Lender and obtain the approval by the Lender. The Borrower shall also settle its indebtedness before maturity or make specific arrangement for the settlement of its indebtedness, or otherwise the Borrower shall not conduct any of the aforementioned activities.



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8.   In case of any other  circumstance  such as cease of  production,  cease of business operation, cancellation of business registration, revoke of business license, violation of law by legal representative or other senior management staff, major litigation or arbitration, major difficulty in business operation, deterioration of financial status etc., which may affect the performance by the Borrower of its obligations under this Agreement, the Borrower shall notify the Lender immediately in writing and make specific arrangement for the settlement of its indebtedness as acceptable to the Lender.

9. The Borrower shall notify in writing the Lender of and obtain the approval by the Lender for the granting of guaranty to other third party or mortgage or pledge its major assets to secure the indebtedness of other third party which may affect the performance by the Borrower of its obligations under this Agreement.

10. The Borrower and its investors shall not withdraw their capital or transfer their assets/shares in order to avoid their oblations.

11. The Borrower shall notify the Lender in writing of any alteration of company name, legal representative, address and business scope etc.

12. In case that the guarantor for the loan lose part or whole of its capacity to perform its obligation of guaranty due to cease of production, cease of business operation, cancellation of registration, revoke of business license, bankruptcy or insolvency, or the collateral, mortgage or pledged rights for the loan depreciate or are damaged, the Borrower shall provide other security acceptable to the Lender.

13. The Borrower shall bear all fees for lawyer's service, insurance, transportation, evaluation, registration, storage, authentication, notary etc., which are related to this Agreement or to the security under this Agreement.

Article 5 Prepayment

The Borrower shall obtain the approval by the Lender for prepayment and the interest shall be calculated in accordance with the agreed interest rate and the actual loan term.

Article 6 Breach of Contract

1. In case that the Lender fails to grant the loan to the Borrower timely and in full amount in accordance with this Agreement and incurs loss to the Borrower, the Lender shall pay the compensation to the Borrower which shall be equivalent to the interest for delayed withdrawal of loan for the same amount and same period.


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2.   In case  that the  Borrower  fails to repay  the  principal  of the loan in accordance with this Agreement, the Lender shall charge a penalty interest which is 150% of the agreed interest rate until all principal and interest are paid up. The penalty interest rate shall be increased accordingly if the basic interest rate for loan in RMB for the same period promulgated by the People's Bank of China is increased.

3. In case that the Borrower uses the loan for purpose other than that stipulated in this Agreement, the Lender shall charge a penalty interest equivalent to 200% of the agreed interest rate until all principal and interest are paid up. The penalty interest rate shall be increased accordingly if the basic interest rate for loan in RMB for the same period promulgated by the People's Bank of China is increased.

4. The Lender shall charge the compound interest for unpaid due interest in accordance with relevant rules of People's Bank of China.

5. In case of breach of obligation under this Agreement by the Borrower, the Lender is entitled to demand the Borrower to correct its conduct within specific period, cease the granting of loan, demand prepayment of the loan, declare all loans under any other agreements between the Borrower and the Lender become mature immediately or take other security measures.

6. In case of breach of obligation under the guaranty agreement by the guarantor, the Lender is entitled to cease the granting of loan, demand prepayment of the loan or take other security measures.

7. The Borrower shall bear the lawyer's fee, travel cost or other expenses incurred to the Lender in realizing its creditor's right through litigation or arbitration due to breach of contract by the Borrower.

Article 7 Security

The security for the loan under this Agreement is guaranty and the guaranty agreement shall be signed separately. The registered numbers of the guaranty agreements of maximal amount are Shenzhen Longgang Nong Ying Gao Bao Zi 1905200500000068 and Shenzhen Longgang Nong Ying Gao Bao Zi 200502379999.



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Article 8 Dispute Settlement

Any dispute arising during the performance of this Agreement shall be settled by litigation in the People's Court located in the area of the Lender.

Article 9 Miscellaneous

1. This Agreement is entered into under the Comprehensive Credit Facility Agreement of Maximal Amount (ref. Shenzhen Longgang Nong Ying Shou Zi 20050237001).

2.   The guaranty  agreements for this  Agreement are the Guaranty  Agreement of
     Maximal   Amount   (Ref.   Shenzhen   Longgang   Nong   Ying   Gao  Bao  Zi
     1905200500000068 and Shenzhen Longgang Nong Ying Gao Bao Zi 200502379999).

Article 10 Effectiveness

This Agreement shall come into effect once it is signed or stamped by both Parties.

Article 11 Originals

This Agreement has 3 originals. The Lender shall retain 2 originals and the Borrower shall retain 1 original. They are of the same legal effect.

Article 12 Attention

The Lender has asked the Borrower to pay attention to understand this Agreement comprehensively and accurately and has made necessary explanations as required by the Borrower. Both Parties have the same understanding of this Agreement.

Borrower (Stamp):
Legal Representative or Authorized Representative:

Lender (Stamp):
Person in Charge or Authorized Representative:

Date: 27 September 2005
Venue: Longgang, Shenzhen